                           EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT
                 ------------------------------



DeVry Inc.:

     Subsidiaries:            DeVry University, Inc.

                              DeVry New York, Inc.

                              DeVry Leasing Corp.

                              DeVry Educational Products, Inc.

                              DeVry International Holdings
                              L.L.C.

                              Dominica Management Inc.

                                Dominica Services Inc.     1

                                Ross University Services, Inc.     1

                                  International Education
                                  Holdings, Inc.     2

                              Becker CPA Review Corp.

                                Becker CPA Review, Inc.     3

                                Becker CD, LLC     3

                              DeVry/Becker Educational
                              Development Corp.

                                Newton Becker Limited <F>4, a Hong
                                Kong Corporation

                                Becker CPA Review Limited     4, an
                                Israeli Corporation

                              Ross University School of
                              Nursing and Health Science, Inc.

                                Deaconess College of Nursing,
                                LLC FN<5>

__________________

    1 Subsidiary of Dominica Mgmt. Inc.
    2 1% owned by DeVry Inc. and 99% owned by Ross University
      Services Inc.
    3 Subsidiary of Becker CPA Review Corp.
    4 Subsidiary of DeVry/Becker Educational Development Corp.
    5 Subsideary of Ross University School of Nursing and Health
      Sciences

DeVry University, Inc.:

     Subsidiaries:            DeVry Educational
                              Development Corp., a Delaware
                              Corporation

                              DeVry Canada, LLC, Delaware

                                DeVry North American Holdings,
                                Inc.     5, a Canadian Corporation

                              DeVry Colorado, LLC

                              DeVry Florida, LLC

                              DeVry Institute of Technology,
                              Inc., a Delaware Corporation

                              Missouri Institute of Technology,
                              Inc., a Missouri Corporation

                              Provost & Associates, Inc., an
                              Illinois Corporation






International Education
Holdings, Inc.:

     Subsidiaries:            Global Education
                              International, a Barbados
                              Corporation

                              Ross University Management,
                              Inc.     6, a St. Lucia Corporation

                                  Ross University School of
                                  Medicine     7 a Dominica
                                  Corporation

                                  Ross University School of
                                  Veterinary Medicine     7, a St.
                                  Kitts Corporation




__________________

    5 Subsidiary of DeVry Canada, LLC
    6 Subsidiary of Global Education International
    7 Subsidiary of Ross University Management, Inc.